As filed with the Securities and Exchange Commission on April 1, 2024

Registration No. 333-270651

Registration No. 333-263460

Registration No. 333-258509

Registration No. 333-254039

Registration No. 333-237156

Registration No. 333-230287

Registration No. 333-224872

Registration No. 333-219936

Registration No. 333-211009

Registration No. 333-203154

Registration No. 333-193662

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-270651

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-263460

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-258509

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-254039

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-237156

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-230287

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-224872

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-219936

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211009

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-203154

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-193662

FORM S-8 POS

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eiger BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0971591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2155 Park Blvd.

Palo Alto, California 94306

(Address of Principal Executive Offices)

Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan

Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Employee Stock Purchase Plan

Eiger BioPharmaceuticals, Inc. 2021 Inducement Plan

Eiger BioPharmaceuticals, Inc. 2009 Equity Incentive Plan

Celladon Corporation 2013 Equity Incentive Plan

Celladon Corporation 2013 Employee Stock Purchase Plan

Celladon Corporation 2001 Stock Option Plan

Celladon Corporation 2012 Equity Incentive Plan

(Full titles of the plans)

James Vollins

General Counsel, Chief Compliance Officer & Corporate Secretary

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(650) 272-6138

(Name, address , including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to::

Carlton Fleming, Esq.

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, CA 94104

Telephone: (415) 772-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) previously filed by Eiger BioPharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) and are being filed to deregister any and all shares of the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement:

1.

Registration File No.  333-270651, filed with the SEC on March 17, 2023, relating to the registration of 2,203,714 shares of Common Stock for issuance under the Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”), 165,000 shares of Common Stock for issuance under the Eiger BioPharmaceuticals, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (the “2013 ESPP”) and 1,000,000 shares of Common Stock for issuance under the Eiger BioPharmaceuticals, Inc. 2021 Inducement Plan (the “Inducement Plan”).

2.

Registration File No.  333-263460, filed with the SEC on March 10, 2022, relating to the registration of 1,728,441 shares of Common for issuance under the 2013 Plan and 165,000 shares of Common Stock for issuance under the 2013 ESPP.

3.	Registration File No. 333-258509, filed with the SEC on August 5, 2021, relating to the registration of 850,000 shares of Common Stock reserved for issuance under the Inducement Plan.

4.

Registration File No.  333-254039, filed with the SEC on March 9, 2021, relating to the registration of 1,693,924 shares of Common Stock for issuance under the 2013 Plan and 165,000 shares of Common Stock for issuance under the 2013 ESPP.

5.

Registration File No.  333-237156, filed with the SEC on March 13, 2020, relating to the registration of 1,226,169 shares of Common Stock for issuance under the 2013 Plan and 165,000 shares of Common Stock for issuance under the 2013 ESPP.

6.

Registration File No.  333-230287, filed with the SEC on March 14, 2019, relating to the registration of 960,587 shares of Common Stock for issuance under the 2013 Plan and 165,000 shares of Common Stock for issuance under the 2013 ESPP.

7.

Registration File No.  333-224872, filed with the SEC on May 11, 2018, relating to the registration of 526,329 shares of Common Stock for issuance under the 2013 Plan and 105,265 shares of Common Stock for issuance under the 2013 ESPP.

8.

Registration File No.  333-219936, filed with the SEC on August 11, 2017, relating to the registration of 1,734,209 shares of Common Stock for issuance under the 2013 Plan and 140,889 shares of Common Stock for issuance under the 2013 ESPP.

9.

Registration File No.  333-211009, filed with the SEC on April 29, 2016, relating to the registration of 270,380 shares of Common Stock for issuance under the Eiger BioPharmaceuticals, Inc. 2009 Equity Incentive Plan, 79,847 shares of Common Stock for issuance under the Celladon Corporation 2013 Equity Incentive Plan (the “2013 Celladon Plan”) and 15,969 shares of Common Stock for issuance under the Celladon Corporation 2013 Employee Stock Purchase Plan (“2013 Celladon ESPP”).

10.

Registration File No.  333-203154, filed with the SEC on March 31, 2015, relating to the registration of 1,174,536 shares of Common Stock for issuance under the 2013 Celladon Plan, 234,907 shares of Common Stock for issuance under the 2013 Celladon ESPP, and 53,500 of Common Stock for issuance under the 2013 Celladon Plan.

11.

Registration File No.  333-193662, filed with the SEC on January 30, 2014, relating to the registration of 5,932 shares of Common Stock for issuance under the Celladon Corporation 2001 Stock Option Plan, 1,537,735 shares of Common Stock for issuance under the Celladon Corporation 2012 Equity Incentive Plan, 3,043,643 shares of Common Stock for issuance under the 2013 Celladon Plan, and 165,732 shares of Common Stock for issuance under the 2013 Celladon ESPP.

As previously disclosed, on March 22, 2016, the Registrant effected a 1-for-15 reverse stock split of its Common Stock, and on January 5, 2024, the Registrant effected a 1-for-30 reverse stock split of its Common Stock (each a “Reverse Stock Split”). The share amounts listed above are the numbers originally presented in each Registration Statement, and do not reflect any Reverse Stock Split that occurred following the filing of the applicable Registration Statement.

As previously disclosed, on April 1, 2024, the Registrant and its direct subsidiaries (together with the Registrant, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Texas.

As a result of the Bankruptcy Petitions, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities of the Registrant registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on April 1, 2024.

Eiger BioPharmaceuticals, Inc.

By:	/s/ David Apelian
David Apelian
Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the specified registration statements on Form S-8.